Exhibit 10.1
UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS EXPRESSLY SUBORDINATED TO THE SENIOR DEBT (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT DESCRIBED BELOW) (AS USED IN THIS INSTRUMENT, “SENIOR DEBT”), PURSUANT TO THE PROVISIONS IN THAT CERTAIN SUBORDINATION AGREEMENT EXECUTED BY THE HOLDER HEREOF FOR THE BENEFIT OF BANK OF AMERICA, N.A., IN ITS CAPACITY AS THE ADMINISTRATIVE AGENT (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY, THE “SENIOR AGENT”), AND THE OTHER “SENIOR SECURED PARTIES” (AS DEFINED IN THE SUBORDINATION AGREEMENT) DATED AS OF SEPTEMBER 25, 2026, AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, REPLACED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “SUBORDINATION AGREEMENT”).

$24,700,000    September 25, 2026 (the “Issuance Date”)

FOR VALUE RECEIVED, SQUARED UP HOLDINGS, LLC, a Delaware limited liability company (the “Maker”), hereby promises to pay to FOX FACTORY, INC., a California corporation (the “Holder” or “Fox”), the principal sum of $24,700,000 (as such amount may be increased pursuant to Section 2 below, the “Principal Amount”). This Unsecured Subordinated Convertible Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) is being issued pursuant to the terms of that certain Stock Purchase Agreement, dated on or about September 25, 2026, by and among the Maker, as Purchaser, and the Holder, as Seller (as may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms under the Subordination Agreement or the Purchase Agreement, as applicable.
1.Reference to Subordination Agreements; Subordination. This Note is delivered subject to the Subordination Agreement. The Holder hereby agrees that on the terms and conditions set forth in the Subordination Agreement, the payment of the obligations under this Note by the Maker and the parties signatory hereto as guarantors (collectively, the “Guarantors”, and together with the Maker, collectively, the “Obligors” and each, an “Obligor”) is subordinated, to the extent and in the manner provided in the Subordination Agreement. For the avoidance of doubt, all cash payments of principal and interest under this Note shall be subject to the terms of the Subordination Agreement and no payments of principal or interest shall be made in cash unless such payments are Permitted Payments (as defined in the Subordination Agreement).
2.Payment.

2.1Subject to the terms of the Subordination Agreement, the outstanding principal balance of this Note and any accrued but unpaid interest (such amount, the “Outstanding Amount”), shall be due and payable on December 31, 2026 (the “Maturity Date”).
2.2The outstanding principal balance of this Note shall bear interest from the Issuance Date until the Maturity Date at the rate of 4.55% per annum. Thereafter, if this Note is not repaid in full on or by the Maturity Date, the outstanding principal balance of this Note shall automatically bear interest at a rate per annum equal to ten percent (10%) (computed on the basis of a 365-day year for the actual number of days elapsed) until the earlier of (x) repayment of this Note in full or (y) the Conversion Date. Interest payments shall be made by payment-in-kind if this Note is not repaid in full on or by the Maturity Date thereby adding to the outstanding principal balance of this Note (the “PIK Interest”) on the first day of each calendar quarter, beginning with January 1, 2027. Subject to the terms of the Subordination Agreement and this Note, principal and interest payments (if any) may be paid by the Maker at any time prior to the Maturity Date, without penalty or premium. No prepaid or repaid amount may be reborrowed by the Maker.
2.3Notwithstanding anything herein to the contrary, on or prior to the Maturity Date, this Note shall not be deemed paid in full unless Holder shall have received cash payments of principal plus interest in accordance with the terms hereof in an aggregate amount of $25,000,000. If this Note is not repaid in full on or by the Maturity Date, on January 1, 2027, the Principal Amount shall be automatically increased by $2,500,000 plus the PIK Interest described in Section 2.2 above.
2.4Subject to the terms of the Subordination Agreement and this Note, any payment of principal by the Maker shall be accompanied by all accrued and unpaid interest on the principal sum being repaid, to the extent applicable. All payments received from the Maker hereunder shall be applied first, to the payment of any reasonable expenses due to the Holder pursuant to Section 16 hereof, and second, to reduce the principal balance (plus any accrued and unpaid interest thereon) hereunder. Any payment of expenses, principal or interest shall be made in U.S. dollars.
2.5
(a)Subject to the terms of the Subordination Agreement, the Maker shall promptly, and in any event within five (5) days after the receipt thereof, pay the amounts due under this Note, including the Outstanding Amount, whether before or after the Maturity Date, in an aggregate amount equal to 100% of the net cash proceeds in excess of $5,000,000 in the aggregate received by the Maker or any direct or indirect parent or subsidiary of the Maker (i) in exchange for one or more issuances of newly issued equity interests of the Maker or any direct or indirect parent or subsidiary of the Maker, and (ii) from one or more capital contributions to the Maker or any direct or indirect parent or subsidiary of the Maker (each such issuance, an “Equity Raise”) (other than cash proceeds that constitute Cure Proceeds under the Senior Credit Agreement (as defined in the Subordination Agreement)) so long as immediately before and after giving effect to such prepayment, no Senior Default (as defined in the Subordination Agreement) has occurred and is continuing under Section 8.01(a) (non-payment) of the Senior Credit Agreement or Section 8.01(f) (insolvency proceedings, etc.) of the Senior Credit Agreement. For the avoidance of doubt, notwithstanding anything herein to the contrary, no transactions solely among Maker and its subsidiaries or solely among subsidiaries of the Maker shall constitute an Equity Raise.
(b)Subject to the terms of the Subordination Agreement, to the extent any amounts are required to be prepaid under the Senior Credit Agreement pursuant to Section 2.05(b)(ii) of the Senior Credit Agreement, the Maker shall promptly, and in any event within five (5) days after the receipt thereof, pay the amounts due under this Note, including the Outstanding Amount, whether before or after the Maturity Date, in an aggregate amount equal to 100% of the net cash proceeds remaining after satisfaction of the requirements of the Senior Credit Agreement.
(c)Subject to the terms of the Subordination Agreement, upon the consummation of any Change of Control (as defined in the Senior Credit Agreement), the Maker shall promptly, and in any event within five (5) days after the receipt thereof, pay the amounts due under this Note, including the Outstanding Amount, whether before or after the Maturity Date, in an aggregate amount equal to 100% of the net cash proceeds remaining after satisfaction of the requirements of the Senior Credit Agreement.
(d)Subject to the terms of the Subordination Agreement, upon the consummation of any refinancing, replacement, extension, amendment and restatement or other restructuring of indebtedness (in each case, other than of indebtedness permitted under Section 7.03 of the Senior Credit Agreement) incurred by the Maker or any direct or indirect parent or subsidiary thereof, the Maker shall apply, and shall promptly, and in any event within five (5) days after the receipt thereof, pay the amounts due under this Note, including the Outstanding Amount, whether before or after the Maturity Date, in an aggregate amount equal to 100% of the net cash proceeds remaining after satisfaction of the requirements of the Senior Credit Agreement.
2.6For the avoidance of doubt, no payments of principal and interest, other than (x) the payment of the outstanding principal balance and accrued interest pursuant to the terms hereunder and (y) payments as set forth in Section 2.5 above, shall be required at any time.
3.Unsecured Debt; Subordination. This Note is unsecured in all respects and shall rank equal in right of payment to all other unsecured debt of the Maker. The indebtedness evidenced by this Note is expressly subordinated, to the extent and in the manner set forth in the Subordination Agreement, in right of payment to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement).
4.Optional Conversion.
4.1To the extent this Note is not repaid in full on the Maturity Date, the Holder may, in its sole discretion and upon written notice to the Maker (the “Conversion Election”), opt to cause all (but not less than all) of the Outstanding Amount as of the date of conversion (such date, the “Conversion Date”, which shall be no earlier than January 1, 2027) to be converted into that class of equity interests of Squared Up Intermediate, LLC, a Delaware limited liability company (“Intermediate Holdco”) that participates pro rata with the existing equityholders of Intermediate Holdco in distributions, liquidation proceeds and change-of-control proceeds and that is not economically junior to any class of equity of Intermediate Holdco outstanding on the Conversion Date (the “Conversion Equity Units”) constituting a percentage interest of the fully-diluted equity capitalization of Intermediate Holdco immediately after such conversion equal to (a) the Outstanding Amount as of the Conversion Date divided by (b) the lesser of (x) $225,000,000 and (y) the Fair Market Value (as hereinafter defined) of Intermediate Holdco’s outstanding equity interests on the Conversion Date (the “Conversion Percentage Interest”); provided that in no event shall the Conversion Equity Units constitute greater than forty-five percent (45%) of the fully diluted equity capitalization of Intermediate Holdco immediately after such conversion. “Fair Market
Value” shall be determined in good faith by the governing body of Squared Up Partners LLC, a Delaware limited liability company (the “Parent”); provided, that, the Holder shall have the right to review the Fair Market Value amount for 30 days after it is provided to the Holder (such date, the “FMV Determination Date”), and on or before the FMV Determinate Date may, in its sole discretion, refer to a neutral qualified valuation expert mutually acceptable to the Maker and the Holder to determine the Fair Market Value, which valuation expert’s decision shall be deemed final. If the Maker and the Holder are unable to mutually agree on a valuation expert, then each of the Maker and the Holder will select a neutral qualified valuation expert and such party’s valuation expert will make a separate determination of Fair Market Value. If the Fair Market Values resulting therefrom as determined by the two valuation experts differ by 10% or less, the arithmetic average of the two values will be deemed to be Fair Market Value. If the two Fair Market Values resulting therefrom differ by more than 10%, the two valuation experts will jointly select a third neutral qualified valuation expert that will make a third determination of Fair Market Value, and the Fair Market Value resulting from such process will be the arithmetic average of the two out of the three valuations that are closest in value. The Maker and the Holder shall each pay the fees, costs and expenses of its own valuation expert. If a third valuation expert is necessary, the Maker and the Holder will each pay 50% of the fees, costs, and expenses associated with such third valuation expert. For purposes of determining the number of Conversion Equity Units issuable upon conversion, the capitalization of Intermediate Holdco shall be calculated on a fully diluted basis, including all outstanding equity interests, preferred equity interests, options, warrants, profits interests, phantom equity, incentive equity awards, convertible securities and other equity-linked interests outstanding immediately prior to the Conversion Date. The Conversion Equity Units shall be duly issued, fully paid and non-assessable upon issuance to the Holder, free and clear of any and all liens, pledges, security interests and encumbrances other than restrictions on transfer under federal and state securities laws and regulations and Intermediate Holdco’s limited liability company agreement (to the extent permitted hereunder). The Holder shall for all legal and equitable principles be deemed the lawful holder of the Conversion Equity Units as of the Conversion Date and shall be listed as such on the equity unit registers (or comparable documentation) of Intermediate Holdco. Not later than three (3) days after the final determination of the Conversion Percentage Interest, Intermediate Holdco shall deliver, or cause to be delivered, to the Holder the Conversion Equity Units. Upon conversion of this Note in accordance with the foregoing, this Note shall be canceled and shall no longer be an obligation of the Maker and, upon the Maker’s request, the Holder shall surrender this original Note to the Maker or deliver to the Maker a duly executed lost note affidavit (including customary indemnification provisions in favor of the Maker).
4.2No fractional shares or scrip representing fractional Conversion Equity Units shall be issued upon conversion of this Note. With respect to any fraction of a Conversion Equity Unit called for upon the conversion of this Note, such fractional Conversion Equity Unit shall be rounded down to the nearest whole Conversion Equity Unit.
4.3[Intentionally deleted].
4.4Prior to the Conversion Date, the Holder will not be entitled to vote or be deemed the holder of any membership interests in Intermediate Holdco as a result hereof, nor will anything contained herein be construed to confer on the Holder the rights of a Member of Intermediate Holdco.
4.5The Conversion Equity Units issued upon conversion of this Note shall (i) be issued on the same rights with respect to distributions, liquidation proceeds, sale proceeds, and other economic participation as the equity held by the existing equityholders of Intermediate Holdco; (ii) be subject to customary anti-dilution protections with respect to issuances below the applicable conversion valuation; (iii) entitle Fox to customary tag-along rights with respect to transfers by the Parent; (iv) be subject to customary drag-along rights for the benefit of the Parent upon a Change of Control; (v) provide Fox with the same financial reporting and information rights as the Parent; (vi) permit Fox to participate pro rata in future equity issuances but shall not require Fox to make additional capital contributions; and (vii) not be subject to terms, including terms imposing restrictions on transfer, that are materially less favorable (on a pro rata basis based on relative ownership of units in Intermediate Holdco) than those applicable to the Parent; provided that the Parent may be the sole manager and controlling member of Intermediate Holdco and Fox will have standard minority holder protections and consent rights. After the issuance of Conversion Equity Units, Intermediate Holdco will cause the Intermediate Holdco LLC Agreement (as defined below) to be amended to reflect the provisions of this Section 4.5 and, thereafter, Intermediate Holdco will not further amend such as-amended Intermediate Holdco LLC Agreement in a manner that is adverse to the Holder without the Holder’s prior written consent.
5.Covenants. At all times while this Note remains outstanding:
5.1neither Intermediate Holdco nor the Maker shall, and shall not permit any subsidiary to, sell, transfer, license, or otherwise dispose of any of its assets, equity or other properties other than to the extent permitted by the Senior Credit Agreement;
5.2neither the Maker nor Intermediate Holdco shall merge or consolidate with any other entity or convert into any other entity, or enter into a divisive merger or plan of division, unless the Maker or Intermediate Holdco, as applicable, is the surviving entity in connection with such merger or consolidation;
5.3neither the Maker nor Intermediate Holdco shall declare or make any dividend, in cash, in equity securities or debt securities, or in kind, to the holder(s) of its equity securities, other than as permitted by the Senior Credit Agreement;

5.4other than the Senior Debt, neither Intermediate Holdco, the Maker nor any of their subsidiaries shall incur any indebtedness for borrowed money (other than as permitted by the Senior Credit Agreement);
5.5without the prior written consent of the Holder (in its sole and absolute discretion), Intermediate Holdco shall not, and shall not permit the holders of its equity interests to, amend or modify its Limited Liability Company Agreement as in effect as of the Issuance Date, previously provided to the Holder and attached hereto as Exhibit A in a manner that adversely affects the Holder’s conversion or other rights hereunder, including the rights under Section 4.5 hereof (the “Intermediate Holdco LLC Agreement”);
5.6without the prior written consent of the Holder (in its sole and absolute discretion), the Maker shall not, and shall not permit the holders of its equity interests to, amend or modify its Limited Liability Company Agreement as in effect as of the Issuance Date, previously provided to the Holder and attached hereto as Exhibit B in a manner that is materially adverse to the Holder or that adversely affects the conversion rights hereunder (the “Maker LLC Agreement”);
5.7neither the Maker nor any of its subsidiaries shall divide, combine, reclassify or otherwise modify the equity securities of any class or classes, or issue any additional equity, other than as permitted by the Senior Credit Agreement;
5.8Intermediate Holdco shall not authorize, create or issue any class or series of equity interests, other than the Conversion Equity Units;
5.9neither the Maker nor Intermediate Holdco shall liquidate, dissolve, adopt a plan of dissolution, or wind up its affairs;
5.10neither Intermediate Holdco nor any affiliate thereof shall take any action, or permit any action to be taken, the primary purpose of which is to reduce the number of Conversion Equity Units issuable upon conversion of this Note or otherwise materially impair the economic benefits of the Holder’s conversion rights; and
5.11neither the Maker nor any of its subsidiaries shall make any payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by the Maker or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of the Maker or any of its subsidiaries or other affiliates, or to any other subsidiaries or affiliates of the Maker, in each case other than as permitted by the Senior Credit Agreement.
6.Representations and Warranties of the Obligors.    Each Obligor and Intermediate Holdco, as applicable, hereby represents and warrants to the Holder as of the date hereof as follows:
6.1Organization, Good Standing and Qualification. Each Obligor and Intermediate Holdco is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Obligor and Intermediate Holdco has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Obligor and Intermediate Holdco is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such person or its business.
6.2Corporate Power. Each Obligor and Intermediate Holdco has all requisite corporate power to execute and deliver this Note and to carry out and perform its obligations under the terms hereunder.
6.3Authorization. All corporate action on the part of each Obligor and Intermediate Holdco, its members, managers or other governing entities, as applicable, necessary for the authorization of this Note and the execution, delivery and performance of all obligations of such Obligor under this

Note, including the issuance and delivery of this Note and the reservation of the Conversion Equity Units has been taken or will be taken prior to the issuance of such Conversion Equity Units. This Note, when executed and delivered by each Obligor and Intermediate Holdco, shall constitute valid and binding obligations of such Obligor and Intermediate Holdco, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Equity Units, when issued in compliance with the provisions of this Note, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.
6.4Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Obligors and Intermediate Holdco in connection with the valid execution and delivery of this Note, and the Conversion Equity Units issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.
6.5Compliance with Laws. No Obligor is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of such person.
6.6Compliance with Other Instruments. No Obligor is in violation or default of any term of its certificate of formation or operating agreement (or any other document or provision relating to governance of such person), or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on such person. The execution, delivery and performance of this Note, and the consummation of the transactions contemplated by this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of such person or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to such person, its business or operations or any of its assets or properties. The sale of this Note and the subsequent issuance of the Conversion Equity Units are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
6.7Offering. The offer, issue, and sale of this Note and the Conversion Equity Units are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
6.8Use of Proceeds. The Maker shall use the proceeds of sale and issuance of this Note for the operations of its business, and not for any personal, family or household purpose.
6.9Senior Credit Agreement. The Maker believes, in good faith and based on its projections, that it shall fulfill and satisfy all of its obligations and covenants under the Senior Credit Agreement (as defined in the Subordination Agreement), including but not limited to the negative covenants set forth in Article VII of the Senior Credit Agreement, through December 31, 2026.
6.10Structure; Organization. As of the date hereof, none of Intermediate Holdco, the Maker or any of their respective subsidiaries have any subsidiaries other than those specifically disclosed in Schedule 1 hereto. As of the date hereof, Schedule 1 sets forth the ownership interest of Intermediate Holdco, the Maker, and each of their respective subsidiaries, including the percentage of such ownership.

6.11Organizational Documents. The Maker has delivered to the Holder a true, correct and complete copy of the certificate of formation and operating agreement (or any other document or provision relating to governance of such person) of each of the Maker and Intermediate Holdco (together with all amendments thereto) as of the date hereof, which are in full force and effect.
7.Default.
7.1Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)any failure by any Obligor to pay any amount payable hereunder, or failure by Intermediate Holdco to issue any securities issuable hereunder, in accordance with the terms hereof;
(b)any Obligor or Intermediate Holdco breaches in any material respect any representation or warranty or fails in any respect to observe or perform any obligation or covenant to be observed or performed by it under this Note, which breach or failure, if capable of cure, has not been cured within fifteen (15) days;
(c)any financial statement, representation, warranty or certificate made or furnished by any Obligor to the Holder in connection with this Note, or as inducement to the Holder to enter into this Note, or in any separate statement or document to be delivered hereunder to the Holder shall be materially false, incorrect, or incomplete when made; or
(d)any Obligor (i) has an order for relief entered against it under the federal Bankruptcy Code, (ii) makes an assignment for the benefit of its creditors, (iii) applies for or seeks the appointment of a receiver, liquidator, assignee, trustee or other similar official for it or for any substantial part of its property or any such official is appointed, other than upon such Obligor’s request, and such unrequested appointment continues for thirty (30) days, (iv) institutes proceedings seeking an order for relief under the federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its debts under other applicable federal or state law relating to creditor rights and remedies, or any such proceeding is filed against it, other than upon such Obligor’s request, and such unrequested proceeding continues undismissed or unstayed for thirty (30) days, (v) takes corporate action in furtherance of any of the foregoing actions, (vi) shall not be solvent, or (vii) admits in writing its inability, or fails generally, to pay its debts as they become due.
7.2Remedies. Subject to the terms of the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 7.1(d)), subject to the terms of the Subordination Agreement, the Holder shall have the right to (i) accelerate the payment of the Principal Amount hereunder and all accrued but unpaid interest (if any) thereon, and (ii) enforce this Note by exercise of the rights and remedies granted to the Holder by applicable law. Upon the occurrence of an Event of Default described in Section 7.1(d), immediately and without action by the Holder, the payment of the Principal Amount hereunder and all accrued but unpaid interest (if any) thereon shall be accelerated and become due and the Holder may enforce this Note by exercise of the rights and remedies granted to the Holder by applicable law. The Maker shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting the Note as a result of an Event of Default. Each Obligor hereby waives demand, notice, presentment, protest and notice of dishonor, default, payment, non-payment, acceleration, maturity, release, compromise, settlement, extension or renewal of this Note.
7.3Equitable Remedies. The Maker stipulates that the Holder’s remedies at law in the event of any default or threatened default by the Maker in the performance of or compliance with any of the terms of this Note are not and will not be adequate to compensate the Holder to the extent permitted by law and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
7.4Waiver; Cumulative Remedies.

(a)No course of dealing or any delay or failure to exercise any right hereunder on the Holder’s part shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. No single or partial waiver by the Holder of any provision of this Note or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The Holder’s rights and remedies are cumulative and are in addition to all rights and remedies which the Holder may have in law or in equity or by statute or otherwise. No extension of any time periods for any payments due hereunder, and no alteration, amendment or waiver of any provision of this Note or of any related documents, shall modify, waive, extend, change, discharge, terminate or affect the liability of any Obligor under this Note or any related documents. All such parties waive any right to require the Holder to take action against any other party who signs this Note and agree that the Holder may release any party, and take any other action deemed necessary by the Holder without the consent of or notice to anyone.
(b)Each Obligor covenants and agrees that it is liable with respect to all of the obligations under this Note. Upon the occurrence of any Event of Default and at any time thereafter, each Obligor covenants and agrees that the Holder may proceed directly against such Obligor, or any other person or entity liable for the payment or performance of the obligations hereunder, or any combination of the foregoing, in one or more claims, actions or proceedings, whether or not any such claims, actions or proceedings are instituted simultaneously or at different times.
8.Amendment and Waiver. Subject to the terms of the Subordination Agreement, this Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by the Maker, the Guarantors and the Holder. Any amendment or waiver of the terms of the Note effected in accordance with this Section 8 shall be binding upon the Holder, each transferee of this Note, the Maker, and the Guarantors.
9.Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.
10.Successors and Assigns; Binding Effect.
10.1Subject to the restriction on transfer contained in this Section 10, the rights and obligations of the Maker, the Guarantors and the Holder under this Note shall be binding upon, and shall inure to the benefit of, the Maker, the Guarantors and the Holder and their respective successors and permitted assigns.
10.2Subject to the terms of the Subordination Agreement, neither this Note nor any of the rights or obligations under this Note may be assigned, by operation of law or otherwise, in whole or in part, by the Maker or the Guarantors without the prior written consent of the Holder in its sole discretion. The rights of the Holder under this Note may be assigned by the Holder with the consent of the Obligors; provided that the Holder may collaterally assign its rights and obligations under this Note to Wells Fargo Bank, National Association, as administrative agent, in connection with the senior credit facility of the Holder.
10.3Notwithstanding anything herein or in any other agreement to the contrary, this Note is not intended to confer any rights or remedies upon, and shall not be enforceable by any person other than the Obligors, Intermediate Holdco and the Holder, and their respective successors and permitted assigns.
11.Notices. All notices and other communications given or made pursuant to this Note must be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page to this Note, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 11.
12.Replacement. Upon the Maker’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to the Maker in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Maker shall execute and deliver, in lieu thereof, a new Note.
13.Headings. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note.
14.GOVERNING LAW. THIS NOTE SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO (A) SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF RESOLVING ANY CONTROVERSY RELATING THERETO AND (B) WAIVE THE RIGHT TO A JURY TRIAL FOR THE PURPOSE OF RESOLVING ANY CONTROVERSY HEREUNDER OR ENFORCING OR DEFENDING ANY RIGHT OR CLAIM HEREUNDER OR IN CONNECTION HEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
15.Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Note by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart. Any party so executing this Note by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission
16.Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Note and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.
17.Information and Inspection Rights. The Maker shall, promptly and in any event no later than three (3) business days after (x) the date on which the same is delivered to the Senior Agent, and (y) the request by the Holder, deliver to the Holder the annual audited financial statements, any other financial statements, annual budgets and forecasts, and copies of all compliance certificates delivered under the Senior Credit Agreement, and any notice of any Senior Default (as defined in the Subordination Agreement).
18.Expenses; Indemnification.
18.1Subject to the terms of the Subordination Agreement and this Note, each Obligor agrees to pay to the Holder all reasonable expenses incurred by the Holder, including reasonable attorneys’ fees, charges and disbursements, in connection with any enforcement action (including the exercise of rights and remedies set forth herein) in connection with this Note.
19.No Setoff. Each Obligor’s obligations hereunder shall be absolute and unconditional, shall not be subject to any setoff or counterclaim and shall not be affected by any re-characterization (whether as equity or otherwise, whether in connection with a bankruptcy or insolvency proceeding or otherwise, and whether by order of a court, by any governmental agency or otherwise).
20.Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

21.Revival and Reinstatement. To the extent that any payment to the Holder is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, to any Obligor (or such Obligor’s successor) as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of this Note intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by the Holder whether or not this Note has been marked “paid” or otherwise canceled or satisfied or has been delivered to the Maker, and in such event the Maker shall immediately return the original Note to the Holder and any marking of “paid” or other similar marking shall be of no force and effect.
22.Guaranty.
22.1Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Maker now or hereafter existing under this Note or any related document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency proceeding of the Maker, whether or not a claim for post-filing interest is allowed in such insolvency proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Maker, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Holder in enforcing any rights under the guaranty set forth in this Section 22.
22.2Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by the Maker to the Holder under this Note or any related document but for the fact that they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Maker. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any debtor relief law.
22.3Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holder with respect thereto. Each Guarantor agrees that this Section 22 constitutes a guaranty of payment when due and not of collection. The obligations of each Guarantor under this Section 22 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Obligor or whether any Obligor is joined in any such action or actions. The liability of each Guarantor under this Section 22 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)any lack of validity or enforceability of this Note or any related document or any agreement or instrument relating thereto;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Note or any related document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or otherwise;
(c)any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any person, including, without limitation, the Holder;
(e)any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Obligor; or

(f)any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Holder that might otherwise constitute a defense available to, or a discharge of, any Obligor or any other guarantor or surety.
This Section 22 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Holder or any other person upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, all as though such payment had not been made.
22.4Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 22 and any requirement that the Holder exhaust any right or take any action against any Obligor or any other person, (iii) any right to compel or direct the Holder to seek payment or recovery of any amounts owed under this Section 22 from any one particular fund or source or to exhaust any right or take any action against any other Obligor or any other person, (iv) any requirement that the Holder exhaust any right to take any action against any Obligor or any other person, and (v) any other defense available to any Guarantor (other than a defense of payment in full of the Guaranteed Obligations). Each Guarantor agrees that the Holder shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Guaranteed Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 22 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 22, and acknowledges that this Section 22 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
22.5This Section 22 is a continuing guaranty and shall (i) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Section and the Maturity Date, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Holder and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Holder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Note (including, without limitation, all or any portion of this Note owing to it) to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted the Holder herein or otherwise, in each case as provided herein.
22.6No Guarantor will exercise any rights that it may now or hereafter acquire against any Obligor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 22, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holder against any Obligor or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 22 shall have been paid in full in cash and the Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 22 and the Maturity Date, such amount shall be held in trust for the benefit of the Holder and shall forthwith be paid to the Holder to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 22, whether matured or unmatured, in accordance with the terms of this Note. If (i) any Guarantor shall make payment to the Holder of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 22 shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Holder will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

23.Entire Agreement. This Note was issued in connection with the Purchase Agreement and should be read in conjunction with and in the context of the Ancillary Agreements (as defined in the Purchase Agreement). No party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Maker and the Guarantors have duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date above written.
MAKER:

SQUARED UP HOLDINGS, LLC

By: /s/ Kurt Ainsworth
Name: Kurt Ainsworth
Title: Manager

Address for Notices:
5818 McCann Drive
St. George, LA 70809
Attn: Michael Uffman

GUARANTORS:

SQUARED UP INTERMEDIATE, LLC

By: /s/ Kurt Ainsworth
Name: Kurt Ainsworth
Title: Manager

Address for Notices:

5818 McCann Drive
St. George, LA 70809
Attn: Michael Uffman

ACKNOWLEDGED AND AGREED:

SQUARED UP PARTNERS LLC

By: /s/ Kurt Ainsworth
Name: Kurt Ainsworth
Title: Manager

ACKNOWLEDGED AND AGREED:

FOX FACTORY, INC.

By: /s/ Brendan Enick
Name: Brendan Enick
Title: Chief Accounting Officer and Treasurer

Address for Notices:
2055 Sugerloaf Circle, 3rd Floor
Duluth, GA 30097
Attn: Legal Department
Email: legal@ridefox.com